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                                                                   EXHIBIT 25.0

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                                                           OMB APPROVAL
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                                                 OMB Number:          3235-0145
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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                    SCHEDULE 13 D

                      UNDER THE SECURITIES EXCHANGE ACT OF 1934
                                    (AMENDMENT NO.


                                   TRUETRAKS, INC..
--------------------------------------------------------------------------------
                                  (Name of Issuer)

                                        COMMON
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                           (Title of Class of Securities)

                            NOT APPLICABLE AT THIS TIME
                            ---------------------------
                                   (CUSIP Number)

               MOTIVE POWER LTD., 49545 HOPI DRIVE, PARKER, AZ, 85344
               ------------------------------------------------------
                      ATTN: MICHAEL T. CHAPPUE  (520) 667-3078
                      ----------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                  Communications)

                                      04/16/97
      ------------------------------------------------------------------------
              (Date of Event which Requires Filing of this Statement)




If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-l (b) (3) or (4), check the following box [ ].



Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)



NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1 (a) for other parties to whom copies are to be sent.



*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.



The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).



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                                                                SEC 1746 (12-91)
                                    SCHEDULE 13 D

CUSIP No. NOT APPLICABLE AT THIS TIME                          Page 1 of 4 Pages
                                                                   ---  ---

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1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. INDENTIFICATION NO. OF ABOVE PERSON

     MOTIVE POWER LTD. 86-0856493
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2    CHECH THE APPROPRIAE BOX IF A MEMBER OF A GROUP*                 (a)  [  ]
                                                                      (b)  [  ]

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 3   SEC USE ONLY

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 4   SOURCE OF FUNDS*   WC

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 5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS
     2(d) or 2(e)                                                          [  ]

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 6   CITZENSHIP OR PLACE OF ORGANIZATION  STATE OF NEVADA, USA

--------------------------------------------------------------------------------

 NUMBER OF
   SHARES      7     SOLE VOTING POWER  MICHAEL T. CHAPPUE
BENEFICALLY   ------------------------------------------------------------------
 OWNED BY      8     SHARED VOTING POWER    N/A
   EACH       ------------------------------------------------------------------
 REPORTING     9     SOLE DISPOSITIVE POWER N/A
  PERSON      ------------------------------------------------------------------
   WITH        10    SHARED DISPOSITIVE POWER N/A

--------------------------------------------------------------------------------

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON    2.7% =
     50,000 SHARES OF COMMON STOCK -- $15,000 MOTIVE POWER LTD., MICHAEL T. CHAPPUE, PRESIDENT

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12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* N/A

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13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) N/A

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14   TYPE OF REPORTING PERSON*  MICHAEL T. CHAPPUE, PRESIDENT, MOTIVE POWER LTD.

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                                                                     PAGE 2 OF 4


                                   Schedule 13-D
                    Responses to Items one (1) through seven (7)
                                 MOTIVE POWER LTD.
                                 Nevada Corporation
                                Names of Respondent
                                 Michael T. Chappue





ITEM 1.   SECURITY AND ISSUER
          This statement relates to the common shares of stock of Motive Power
          Ltd., a Nevada Corporation (the company).   The company's principal
          executive office is located at 49545 Hopi Drive, Parker, AZ  85344

ITEM 2.   IDENTITY AND BACKGROUND

          A.   Motive Power Ltd.
          B. Motive Power Ltd. is a C corporation formed under the laws of the State of Nevada, 49545 Hopi Drive, Parker, AZ 85344
          C.   The principal business of Motive Power Ltd., is as follows:
               Mining, Railway, and Power Generation, Field and Shop Service, and Engineering.
          D. Motive Power Ltd. or Michael T. Chappue have never been charged or convicted of a felony (excluding traffic violations or similar misdemeanors) within the past five years or prior.
          E.   During the past five years or prior, Motive Power Ltd. or Michael
               T. Chappue has not been involved in any legal proceedings.
          F.   Motive Power Ltd. - a Nevada Corporation or Michael T. Chappue
               has not been involved in any legal proceedings.

ITEM 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

          Motive Power Ltd., shareholders voted to invest the amount of 15,000.00 in the True Traks Corporation.

ITEM 4.   PURPOSE OF TRANSACTION


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          A.   The acquisition for disposition of securities, Motive Power Ltd.
               will be offered a portion of shares of True Traks Inc., stock pursuant of the Securities Exchange Commission as well as the state regulating agencies of Texas, New Mexico, Georgia, and Colorado.
                                                                     PAGE 3 OF 4

          B. An extraordinary reorganization or liquidation as discussed above, in the event of the minimum number of securities involved. Motive Power Ltd., will be distributed its shares to the company (Motive Power Ltd.).
          C. Motive Power Ltd. will control the assets, and there are no subsidiaries, to Motive Power Ltd.
          D. Management and directors of Motive Power Ltd. is comprised of one person, which is Michael T. Chappue.
               The management is Michael T. Chappue
               The directors are Michael T. Chappue
               The term of office for the officers and directors are for a term of 12 months of which Michael T. Chappue is the sole owner.
          E.   Motive Power Ltd., is a C corporation company, there are no
               provisions for a payment of dividends.   It is not contemplated
               that dividends will be paid in the future.   There is no change
               in the capitalization of Motive Power Ltd.
          F. There is no business change in the business of Motive Power Ltd., which is a Nevada Corporation.
          G. Changes in the issuer's charter, by laws or instruments, Motive Power Ltd., is under the State of Nevada general corporate laws, and there have been no changes in the by laws or charter.
          H. Neither Motive Power ltd., or Michael T. Chappue has any plans or proposals that would relate to or result in:
               1. Causing a class of securities of the issuer to be deleted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association.
               2.   Any action similar to those enumerated as above.



ITEM 5.   INTEREST IN SECURITIES OF THE ISSUER

          A. The aggregate number of shares of common stock of the company identified in number one owned by Motive Power ltd. - 50,000 shares,


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               such shares, such shares represent 100% of the total shares of the common stock owned by Motive Power ltd.

               Name of Person                % of Ownership
               --------------                --------------
               Motive Power Ltd.                  100%
               Michael T. Chappue, President      100%

                                                                     PAGE 4 OF 4
          B. There is one owner indicated above from Motive Power Ltd. The Motive Power Ltd., member is entitled to vote in the company as to how the shares of stock of the company shall be voted.
          C. There has been no activity with any class of security within the past sixty days.
          D. No person is known to have the right to receive the direct receipt of dividends from, or the proceeds of the securities in item #5 above.
          E. The reporting person continuous to be the beneficial owner of 2.7% of the class of securities.



ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER



No person identified in Item #2 is aware of any contract arrangement,
          understanding, or relationship (legal or otherwise).   None of those
          so identified and any person with respect to any securities of the
          issuer.   No securities are pledged or otherwise subject to a
          contingency of the occurance of which would give another person voting power or investment owner over such securities.



ITEM 7.   MATERIAL TO BE FILED AS EXHIBITS

          Copies of the following documents are enclosed as exhibits.
          1.   Investment agreement between Motive Power Ltd., and Gary
               Oglesbee.
          2.   Motive Power Ltd., resolution to invest.




          04/16/97                                /s/ MICHAEL T. CHAPPUE
------------------------------               ------------------------------
          Date                                         Signature

                                             MICHAEL T. CHAPPUE, PRESIDENT
                                                  MOTIVE POWER LTD.
                                             ------------------------------
                                                       Name/Title